UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2015
Should the date o

HashingSpace Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-190726	30-0780061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Tankovaya Street, Ste. 2 Kaliningrad, Russia		236038
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: +40312210477

MILESTONE INTERNATIONAL, CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

Effective March 19, 2015, Milestone International, Corp., a Nevada corporation (the "Company"), amended its articles of incorporation to (i) change its corporate name to "HashingSpace Corporation" (the "Name Change"); (ii) increase the number of authorized shares of the Company's capital stock which the Company is authorized to issue from 75,000,000 shares to 510,000,000, consisting of (a) 500,000,000 shares of common stock (the "Common Stock") and (b) 10,000,000 shares of preferred stock (the "Preferred Stock") (the "Authorized Share Increase"); (iii) reclassify the Common Stock by changing each one (1) share of Common Stock into thirty (30) shares of Common Stock (the "Stock Split"); and (iv) create an authorized class and grant to the Company's board of directors the authority, without further action by the stockholders of the Company to provide for the issuance of the shares of Preferred Stock in any number of series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (the "Designation of Authority").

To effect the Name Change, the Authorized Share Increase, the Stock Split and the Designation of Authority, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01                          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation, filed with the Secretary of State of the State of Nevada on May 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASHINGSPACE CORPORATION

Date: May 21, 2015	By:	/s/ Yahor Bryshtsel
Name: Yahor Bryshtsel
Title: Chief Executive Officer